UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant   ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

VIRTUS ARTIFICIAL INTELLIGENCE & TECHNOLOGY OPPORTUNITIES FUND

(Name of Registrant as Specified in Its Charter/Declaration of Trust)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

VIRTUS ARTIFICIAL INTELLIGENCE & TECHNOLOGY OPPORTUNITIES FUND

November 1, 2022

Dear Fellow Shareholder,

There are less than 10 days until the Special Meeting of Shareholders of Virtus Artificial Intelligence & Technology Opportunities Fund (“AIO”). As the November 10th meeting date approaches, we have not received your vote. There is still time for you to make a difference in helping pass the new sub-advisory agreement. We need less than 4% of shares voting to meet the vote requirement.

Please make your vote count by signing, dating, and mailing your proxy card in the prepaid return envelope, or please vote by internet or telephone by following the instructions below.

Vote by Phone by calling 1-833-288-9331 and speaking with a proxy voting specialist today. Our representatives are available weekdays from 10 a.m. to 11 p.m. Eastern time. You may also call the toll-free number on the enclosed card and follow the prompts.
Vote by Internet by visiting the internet address on the enclosed card and following the instructions.
Vote by Mail by completing, signing, and dating the enclosed card and returning it in the enclosed prepaid return envelope.

If the proposal is approved, it is important to know that your investment will not change, fee rates will remain the same and your AIO Investment Team will continue to manage your investment with the same strategies and policies.

If you have any questions regarding the shareholder meeting or you need assistance in voting, please contact our proxy solicitor, Di Costa Partners at 1-833-288-9331.

Thank you,

George R. Aylward

President and Chief Executive Officer, Virtus Closed-End Funds

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